Exhibit 10.1
AMENDMENT TO COOPERATION AGREEMENT
This AMENDMENT TO COOPERATION AGREEMENT (this “Amendment”) is made as of October 1, 2020, by and among Olin Corporation (the “Company”), and Sachem Head Capital Management LP, on behalf of the entities listed on Schedule A (Sachem Head Capital Management LP, together with such entities, “Sachem Head”).
WHEREAS, the Company and Sachem Head are parties to that certain Cooperation Agreement (the “Agreement”), dated February 29, 2020;
WHEREAS, the Company and Sachem Head, in accordance with Section 15 of the Agreement, have agreed to amend certain provisions of the Agreement as provided herein, which shall be effective from the date hereof.
NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Agreement. As used herein, the “2022 Annual Meeting” shall mean the Company’s 2022 annual meeting of shareholders (including any adjournments or postponements thereof).
2.    Expiration Date. The definition of “Expiration Date” set forth in Section 4 of the Agreement is hereby amended and restated in its entirety to mean the earlier of (i) December 31, 2021 and (ii) the date that is sixty (60) days prior to the last date pursuant to which shareholder nominations for director elections are permitted pursuant to the Company’s bylaws with respect to the 2022 Annual Meeting.
3.    Board Size. During the period between the 2021 Annual Meeting and the 2022 Annual Meeting, the size of the Board will not be more than thirteen (13) directors.
4.    2021 Annual Meeting Nominees. As of the date of this Amendment, the Board has resolved to nominate each Newly Appointed Director for election to the Board at the 2021 Annual Meeting. The Company agrees that the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2021 Annual Meeting shall include each Newly Appointed Director. The Company shall list each Newly Appointed Director in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and recommend that the Company’s shareholders vote in favor of the election of each Newly Appointed Director and otherwise support each Newly Appointed Director in a manner no less rigorous and favorable than the manner in which the Company supports any other nominees. Notwithstanding anything to the contrary in the Agreement (as amended by this Amendment), the Company shall not be obligated to comply with any of the requirements in this Section 4 upon the occurrence of a Triggering Event. Prior to the Expiration Date, Sachem Head agrees to promptly notify the Company in writing in the event that, at any time, it, together with its Affiliates, do not satisfy the threshold set forth in subclause (i) of Section 1(c) of the Agreement.
5.    2021 Meeting. Until the Expiration Date, Sachem Head shall, or shall cause its Affiliates, Associates (each as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) or representatives to, appear in person or by proxy at the 2021 Annual Meeting and vote all shares of Common Stock, over which Sachem Head, its Affiliates or Associates has voting power in accordance with the Board’s recommendations with respect to (a) the removal or election of directors, (b) any advisory vote on executive compensation and (c) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
6.    Operating Improvements Committee. The Company shall not, until the earlier of the 2022 Annual Meeting and the occurrence of a Triggering Event, (i) remove any Newly Appointed Director from the Operations Committee (unless he ceases to be an independent director), (ii) amend the Charter of the Operations Committee or (iii) disband the Operations Committee, in each case, without the prior written consent of Sachem Head.
7.    Filings. (a) Sachem Head agrees that the Company will have the opportunity to review Sachem Head’s amendment to its Schedule 13D relating to entry into this Amendment in advance of filing and that Sachem Head will consider in good faith any comments provided by the Company and (b) the Company agrees that Sachem Head will have the opportunity to review the Company’s proxy statement and proxy card and any additional solicitation materials relating to the 2021 Annual Meeting in advance of filing or first use and that the Company will consider in good faith any comments provided by Sachem Head.
8.    Representations of the Company. The Company represents and warrants to Sachem Head that (a) the Company has the corporate power and authority to execute and deliver this Amendment and to bind it hereto, (b) this Amendment has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and (c) the execution, delivery and performance of this Amendment by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
9.    Representations of Sachem Head. Sachem Head represents and warrants to the Company that (a) Sachem Head has the power and authority to execute and deliver this Amendment and to bind itself and its affiliates to this Amendment (and Sachem Head Capital Management LP has the power and authority to execute and deliver this Amendment and to bind itself and the entities listed on Schedule A to this Amendment), (b) this Amendment has been duly authorized, executed and delivered by Sachem Head, constitutes a valid and binding obligation of Sachem Head, and is enforceable against Sachem Head in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law), (c) the execution of this Amendment by Sachem Head does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to Sachem Head, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which Sachem Head is a party or by which it is bound, (d) Sachem Head, together with its Affiliates, beneficially owns (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) in the aggregate 14,950,000 shares of Common Stock; (e) except as disclosed on Exhibit A, Sachem Head is not a party to any swap or hedging transactions or other derivative agreements of any nature with respect to any Voting Securities; and (f) Scott Ferguson is a U.S. person and Scott Ferguson (or Scott Ferguson, together with only other U.S. persons) controls Sachem Head.
10.    Term. Unless otherwise mutually agreed in writing by each Party and except as otherwise provided in the Agreement (as amended by this Amendment), each Party’s obligations under the Agreement (as amended by this Amendment) will extend until the completion of the 2022 Annual Meeting; provided that no expiration or termination of the Agreement (as amended by this Amendment) will relieve any Party thereto from any liability for a breach of the Agreement (as amended by this Amendment) prior to such expiration or termination. Notwithstanding the foregoing, Section 12 through Section 17 of the Agreement shall survive the termination of the Agreement (as amended by this Amendment).
11.    Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. Unless the context otherwise requires, any reference to the Agreement shall mean the Agreement as amended hereby.
12.    The provisions of Section 11 through Section 17 of the Agreement are incorporated by reference herein mutatis mutandis and this Amendment shall be governed by and construed in accordance with such provisions.

[Signature Pages Follow]

If the terms of this Amendment are in accordance with your understanding, please sign below and this Amendment will constitute a binding agreement among us.

OLIN CORPORATION

By:	/s/ John E. Fischer
Name: John E. Fischer
Title: Executive Chairman

[Signature Page to Amendment to Cooperation Agreement]

Acknowledged and agreed to as of the date first written above:
SACHEM HEAD CAPITAL MANAGEMENT LP
By: Uncas GP LLC, its general partner

By:	/s/ Scott Ferguson
Name: Scott Ferguson
Title: Managing Partner

[Signature Page to Amendment to Cooperation Agreement]

Schedule A

List of Sachem Head Entities

Sachem Head Capital Management LP
Uncas GP LLC
Sachem Head GP LLC
Sachem Head Master LP
Sachem Head LP
SH Old Quarry Master Ltd.

Exhibit A

Sachem Head Interests

SH Old Quarry Master Ltd. has entered into cash-settled total return swaps referencing 2,420,000 shares of Common Stock in the aggregate as described in the Schedule 13D filed by Sachem Head Capital Management LP on February 24, 2020.